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                                                                   Exhibit 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 17, 1996, except for Notes D and A as to which the dates are August 19, 1996 and April 22, 1997, respectively, incorporated by reference in the Joint Proxy Statement of Banc One Corporation and First USA, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Banc One Corporation for the registration of 162,246,644 shares of its common stock.


                                                /s/ Ernst & Young LLP

Dallas, Texas
May 9, 1997